EXHIBIT 10.2

AWARD NOTICE AND AGREEMENT
(For Phantom Stock Awarded Under Long-Term Incentive Program)

This Award Notice and Agreement (this “Agreement”) is between Insperity, Inc. (the “Company”) and _______________ (the “Grantee”), an employee of the Company or one of its Subsidiaries, regarding an award (this “Award”) of _____________ shares (the “Target Amount”) of Phantom Stock (as defined in the Insperity, Inc. Long-Term Incentive Program (“LTIP”) adopted under the Insperity, Inc. 2012 Incentive Plan (the “2012 Incentive Plan”)), awarded to the Grantee on ______________ (the “Grant Date”), subject to the following terms and conditions:
1.Relationship to LTIP. This Award is granted under the 2012 Incentive Plan pursuant to an award under the LTIP and is subject to all of the terms, conditions and provisions of, and administrative interpretations under, the 2012 Incentive Plan and the LTIP, if any, which have been adopted by the Committee thereunder. Any question of interpretation arising under this Agreement shall be determined by the Committee and its determinations shall be final and conclusive upon all parties in interest. Except as defined herein, capitalized terms shall have the same meanings ascribed to them under the LTIP, however, in the absence thereof, capitalized terms herein shall have the same meanings ascribed to them under the 2012 Incentive Plan.
2.    Performance Determination; Vesting; Change in Control.
(a)    Performance Determination. The Grantee’s Final Award, if any, shall be equal to the number of shares of Phantom Stock resulting from the Committee’s determination of the achievement of the Performance Goal(s) over the Performance Period(s) specified on Schedule A attached hereto.
(b)    Vesting. Subject to Sections 3 and 4 below, the Grantee shall become vested in the Grantee’s Final Award upon the final Valuation Date of the last Performance Period applicable to this Award (the “Final Valuation Date”), provided that the Grantee has been in continuous Employment since the Grant Date though the Final Valuation Date.
(c)    Change in Control. Upon a Change in Control after the Grant Date and prior to the Final Valuation Date, the Final Award shall be deemed to be the greater of (i) the Final Award as determined based on the actual performance achieved for the Performance Goal(s) through the last Performance Period applicable to the Award (if multiple Performance Periods), adjusted such that the Performance Period is deemed to end on the date of the Change in Control or (ii) the Target Level (as applicable, the “Change in Control Value”).
3.    Qualifying Termination; Death; Disability.
(a)    Qualifying Termination. Notwithstanding Section 2(b) above, if the Grantee remains in continuous Employment from the Grant Date through the date of the Grantee’s Qualifying Termination that occurs prior to the Final Valuation Date, then, upon the date of the Grantee’s Qualifying Termination, the Grantee shall vest in a Final Award equal to the Change in Control Value.

(b)    Death or Disability. Notwithstanding Section 2(b) above, if the Grantee remains in continuous Employment from the Grant Date through the date of the Grantee’s death or Disability that occurs prior to the Final Valuation Date, then the Grantee shall be entitled to a Final Award based on actual achievement of the Performance Goal(s) during the Performance Period(s) pro-rated by a fraction, the numerator of which shall be the total number of days of the Grantee’s Employment from the Grant Date through the date of the Grantee’s death or Disability, as applicable, and the denominator of which shall be the total number of days encompassing the first day of the first Performance Period and the last day of the last Performance Period applicable to the Award (if multiple Performance Periods).
4.    Forfeiture of Award. If the Grantee’s Employment terminates other than by reason of death, Disability or Qualifying Termination prior to the Final Valuation Date, this Award shall be forfeited as of the date of the Grantee’s termination of Employment. Except in the case of a Qualifying Termination, the Company has sole discretionary authority to determine when a Grantee’s Employment terminates for all purposes under this Agreement, the LTIP and the 2012 Incentive Plan.
5.    Settlement of Final Award. Settlement of the Grantee’s Final Award, if any, as determined pursuant to Section 2, Section 3(a) or Section 3(b) shall be made in the form of shares of Common Stock on the date that is seventy-five (75) days after the end of the last Performance Period applicable to the Award.
6.    No Voting Rights; Dividend Equivalents.
(a)    The Grantee shall have no voting rights in connection with Phantom Stock.
(b)    If any dividends are paid with respect to the Common Stock between the Grant Date and the date of settlement of the Grantee’s Final Award, the Grantee will be conditionally credited with Dividend Equivalents. Upon settlement of the Grantee’s Final Award, the Grantee will receive additional shares of Common Stock determined by (i) multiplying the aggregate amount of Dividend Equivalents credited between the Grant Date and the date of settlement of the Grantee’s Final Award for a share of Phantom Stock, by the total number of shares of Phantom Stock covered by the Grantee’s Final Award and (ii) dividing such product by the Fair Market Value of the Common Stock on the trading day immediately preceding the date of settlement of the Final Award (rounded up to the next whole number of shares).

7.    Limitation on Delivery of Shares. The Company shall not be obligated to deliver any shares of Common Stock if counsel to the Company determines that such sale or delivery would violate any applicable law or any rule or regulation of any governmental authority or any rule or regulation of, or agreement of the Company with, any national securities exchange or inter-dealer quotation system upon which the Common Stock is listed or quoted. In no event shall the Company be obligated to take any affirmative action in order to cause the delivery of shares of Common Stock to comply with any such law, rule, regulation or agreement.
8.    Assignment of Award. Except as otherwise permitted by the Committee, the Grantee’s rights under the LTIP, 2012 Incentive Plan and this Agreement are personal; no assignment or transfer of the Grantee’s rights under and interest in this Award may be made by the Grantee other than by will or by the laws of descent and distribution or by a qualified domestic relations order, and this Award is payable during his lifetime only to the Grantee, or in the case of a Grantee who is mentally incapacitated, this Award shall be payable to his guardian or legal representative.
9.    Award is Unfunded. Nothing in this Agreement, the LTIP or the Plan shall require the Company to segregate or set aside any funds or other property for the purpose of paying any portion of an Award. No Participant, beneficiary or other person shall have any right, title or interest in any amount awarded under this Agreement, the LTIP or the Plan before the payment date for the Award, or in any property of the Company or a Subsidiary.
10.    Withholding. The Company’s obligation to deliver shares of Common Stock to the Grantee upon settlement of this Award shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements (the “Required Withholding”). The Company shall withhold from the Common Stock that would otherwise have been delivered to the Grantee the number of shares necessary to satisfy the Grantee’s Required Withholding, and deliver the remaining whole shares of Common Stock to the Grantee, unless the Grantee has made arrangements with the Company for the Grantee to deliver to the Company cash, a check or other available funds for the full amount of the Required Withholding by 5:00 p.m. Central Standard Time on the date the shares of Common Stock become vested. The amount of the Required Withholding and the number of shares of Common Stock to be withheld by the Company, if applicable, to satisfy the Grantee’s Required Withholding, shall be based on the Fair Market Value of the shares of Common Stock on the first trading date prior to the applicable settlement date and shall be limited to the withholding amount calculated using the minimum statutory withholding rates.
11.    Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Grantee, the Company and their respective permitted successors and assigns (including personal representatives, heirs and legatees), except that the Grantee may not assign any rights or obligations under this Agreement except to the extent and in the manner expressly permitted herein.
12.    Right to Employment or Service. The granting of this Award shall not impose upon the Company any obligation to maintain any Participant as an Employee and shall not diminish the power of the Company to terminate any Participant's Employment at any time. The

Company and its Subsidiaries reserve the right to terminate a Grantee’s Employment at any time, with or without Cause.
13.    Severability. If any term, provision, covenant, or condition of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, or unenforceable for any reason, such invalidity, illegality, or unenforceability shall not affect any of the other terms, provisions, covenants, or conditions of this Agreement, each of which shall be binding and enforceable.
14.    Governing Law. This Agreement, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by, construed, and enforced in accordance with the laws of the State of Texas.
15.    Code Section 409A. It is the intent of the Company and the Grantee that this Award comply with the requirements of Code Section 409A and the provisions of this Agreement will be administered, interpreted and construed accordingly. For purposes of Code Section 409A, the time of settlement of this Award specified in Section 5 is a specified time within the meaning of Treasury Regulation § 1.409A-3(i)(1).
16.    Entire Agreement; Binding Effect. This Agreement shall cover all shares of Phantom Stock and Common Stock acquired by the Grantee pursuant to this Agreement, including any community and/or separate property interest owned by the Grantee’s spouse in said shares. All terms, conditions and limitations on transferability imposed under this Agreement upon shares acquired by the Grantee shall apply to any interest of the Grantee’s spouse in such shares. This Agreement, the LTIP and the 2012 Incentive Plan constitute the entire understanding between the parties regarding this Award, and supersede any and all prior written or oral agreements between the parties with respect to the subject matter hereof. There are no representations, agreements, arrangements, or understanding, either written or oral, between or among the parties with respect to the subject matter hereof which are not set forth in this Agreement, the LTIP or the 2012 Incentive Plan. This Agreement is binding upon the Grantee’s heirs, executors and personal representatives with respect to all provisions hereof. Except as set forth herein, this Agreement cannot be modified, altered or amended, to the detriment of the Grantee, except by an agreement, in writing, signed by both a duly authorized executive officer of the Company and the Grantee.
INSPERITY, INC.

By:
        Name: Eli Jones
Title: Chairman of the
Compensation Committee

ACKNOWLEDGEMENT AND ACCEPTANCE BY THE GRANTEE

I, _________________________, the undersigned Grantee, hereby acknowledge that I have received copies of the Insperity, Inc. Long-Term Incentive Program (the “LTIP”) and the Insperity, Inc. 2012 Incentive Plan (the “2012 Incentive Plan”) and that I will consult with and rely upon only my own tax, legal and financial advisors regarding the consequences and risks of the Award. I hereby agree to and accept the foregoing Award Notice and Agreement, subject to the terms and provisions of this Agreement, the LTIP, and the 2012 Incentive Plan and administrative interpretations thereof referred to above.

GRANTEE:

Date:

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